Exhibit 10.2


                          EMPLOYMENT AGREEMENT


     AGREEMENT dated as of the 2nd day of January, 1997 by and between TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation with its principal place of business at Field Lane, Brewster, New York
("TASA") and MICHAEL D. BECK, an individual residing at 35 Guion Street, Pleasantville, New York 10570 ("Executive").


                          W I T N E S S E T H:
                          - - - - - - - - - -

     WHEREAS, the Corporation recognizes that the current business environment makes it difficult to attract and retain highly qualified key employees unless a certain degree of security can be offered to such individuals against organizational and personnel changes which frequently follow Changes of Control (as defined below) of a corporation; and

     WHEREAS, even rumors of acquisitions or mergers may cause key employees to consider major career changes in an effort to assure financial security for themselves and their families; and

     WHEREAS, the Corporation desires to assure fair treatment of its key employees in the event of a Change of Control and to allow them to make critical career decisions without undue time pressure and financial uncertainty, thereby increasing their willingness to remain with the Corporation notwithstanding the outcome of a possible Change of Control transaction; and

     WHEREAS, the Corporation recognizes that its key employees will be involved in evaluating or negotiating any offers, proposals or other transaction which could result in Changes of Control of the Corporation and believes that it is in the best interest of the Corporation and its stockholders for such key employees to be in a position, free from personal financial and employment considerations, to be able to assess objectively and pursue aggressively the interests of the Corporation's stockholders in making these valuations and carrying on such negotiations; and

     WHEREAS, The Board of Directors (the "Board") of the Corporation believes it is essential to provide Executive with compensation arrangements upon a Change of Control which provide Executive with individual financial security and which are competitive with those of other corporations, and in order to accomplish these objectives, the Board has caused the Corporation to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

     1.   Employment and Term.  Subject to the terms and conditions of
          -------------------
this Agreement, the Corporation agrees to employ Executive, and Executive hereby accepts employment by the Corporation, for a term beginning as of the date hereof (the "Effective Date") and ending on the third anniversary of the Effective Date; provided, however, that commencing on
                                   -----------------
the date one year after the Effective Date, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the term of this Agreement shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Corporation shall give written notice that the term of the Agreement shall not be so extended; and provided, further, that after a Change of
                              -----------------
Control of the Corporation during the term of this Agreement, this Agreement shall remain in effect for the period commencing on the date of Change of Control and ending on the later of (x) the third anniversary of such date and (y) the date all of the obligations of the parties hereunder are satisfied (the "Employment Term"). Anything to the contrary in this Agreement notwithstanding, if Executive's employment with the Corporation is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control, then for all purposes of this Agreement, such termination shall be deemed to have occurred on the date of Change of Control.

     2.   Certain Definitions.
          -------------------

          (a) A reference herein to a section of the Internal Revenue Code of 1986, as amended (the "Code") or a subdivision thereof shall be construed to incorporate reference to any section or subdivision of the Code enacted as a successor thereto, any applicable proposed, temporary or final regulations promulgated pursuant to such sections and any applicable interpretation thereof by the Internal Revenue Service.

          (b) A reference herein to a section of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation promulgated thereunder shall be construed to incorporate reference to any section of the Exchange Act or any rule or regulation enacted or promulgated as a successor thereto.

          (c) "Subsidiary(ies)" means a company 50% or more of the voting securities of which are owned by the corporation.

          (d) "Executive Benefit Plan" means any written plan providing benefits for employees of the Corporation or any Subsidiary.

     3.   Change of Control.  For the purposes of this Agreement, a
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"Change of Control" shall be deemed to have occurred upon the happening of any of the following:

          (a) The acquisition (other than from the Corporation) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding, for this purpose, the Corporation or its Subsidiaries, or any Executive Benefit Plan which acquires beneficial ownership of voting securities of the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of the Corporation's common stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors.

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who first becomes a director subsequent to the date hereof whose recommendation, election or nomination for election by the Corporation's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation as described in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;
or

          (c) Approval by the stockholders of the Corporation of a reorganization, share exchange, merger or consolidation with respect to which, in any such case, the persons who were the stockholders of the Corporation immediately prior to such reorganization, share exchange, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company; or

          (d) Liquidation or dissolution of the Corporation or a sale of all or substantially all of the assets of the Corporation.

     4.   Duties.  During the Employment Term, Executive shall serve the
          ------
Corporation in a dual capacity, as its Vice President, or in such other capacity or capacities as may be determined by the Board (provided that his authority, duties and responsibilities shall be at least commensurate in all material respects with his office, status and titles at the time of such change); and as the President and Chief Executive Officer of its wholly-owned subsidiary, Beck Evaluation & Testing Associates, Inc. ("BETA"). Executive shall perform such executive, administrative, development, production, marketing and other services and duties for the Corporation, or any Subsidiary, at the present location of the Corporation or any office or location less than 25 miles from such location, but in no event more than 40 miles from the principal office of BETA in Pleasantville, New York. During the Employment Term, and excluding any periods of vacation and sick leave, Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Corporation and, to the extent necessary, to discharge the responsibilities assigned to Executive hereunder, to use Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. It is anticipated that during the initial year of this Agreement, Executive shall devote eighty (80%) percent of his time to his responsibilities relating to BETA and twenty (20%) percent of his time to his responsibilities to the Corporation. Thereafter, Executive shall devote such time to the business of each of the Corporation and BETA as shall be agreed by Executive and the Chief Executive Officer of the Corporation it being understood that such time shall continue to be devoted to BETA as shall be required to maintain BETA's viability and effectively operate and manage its affairs. During the Employment Term it shall not be a violation of this Agreement for Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (C) manage personal investments, so long as Executive's duties in connection therewith do not unreasonably interfere with Executive's duties under this Agreement. Activities of Executive consistent with this Section 4 shall not permit the Corporation to terminate Executive's employment for "Cause", as defined below.

     5.   Compensation.
          ------------

          (a) BASE SALARY. During the Employment Term, the Corporation shall pay to Executive, in equal installments no less frequently than twice per month (or at such other intervals as are in effect from time to time for other executive officers of the Corporation), an annual base salary (the "Base Salary") of not less than: (i) $100,000.00 during the first and second years of this Agreement, (ii) $106,000 during the third year of this Agreement and (iii) $110,000 each year of this Agreement thereafter. Base Salary to be paid by the Corporation to Executive shall be reviewed by the Board of Directors at least once annually prior to each anniversary of the Effective Date for the purposes of determining whether any increases to such salary would be appropriate. Any increase in Base Salary shall not serve to limit or reduce any other obligation to Executive under this Agreement. Base Salary shall not be reduced after any such increase.

          (b) BONUS. In addition to Base Salary, Executive shall be entitled to a bonus (the "BETA Bonus") on an annual basis equal to six (6%) percent of the annual gross revenues of BETA in excess of Four Hundred Thousand Dollars ($400,000.00). In the event of a Change of Control, in addition to the BETA Bonus and Base Salary, Executive shall be awarded, for each fiscal year ending during the Employment Term, an annual bonus ("Annual Bonus") in cash at least equal to the average annual bonus payable to Executive from the Corporation and its Subsidiaries in respect of two of the last three fiscal years immediately preceding the date of any Change of Control in which the bonuses paid were higher.

          (c) INCENTIVE, SAVINGS, WELFARE BENEFIT PLANS AND RETIREMENT PLANS. In addition to Base Salary, BETA Bonus and Annual Bonus, Executive and/or Executive's family, as the case may be, shall be eligible to participate in or benefit from, such medical insurance, life insurance, disability insurance, pension, bonus, profit-sharing, stock option, stock purchase and any other fringe benefit plans, practices, programs or policies provided by the Corporation and its Subsidiaries to executive employees in accordance with the terms of such plans, practices, programs and policies, in each case providing benefits which are the economic equivalent to those in effect with respect to other key employees of the Corporation and its Subsidiaries, including the period subsequent to a Change of Control. The Corporation specifically agrees that it, or BETA, in the Corporation's discretion, shall pay the annual premium of approximately $10,000 for each of years 1997 and 1998 and $4,000 for year 1999 for the life insurance policy currently owned by Executive and for which BETA has paid the premium in 1996.

          (d) KEY MAN INSURANCE. Executive agrees that the Corporation may obtain key man life insurance with respect to Executive, and in connection therewith, agrees to submit to all reasonable and customary examinations by the provider of such life insurance.

          (e) EXPENSES. Executive shall be entitled to reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by him in the performance of his duties hereunder in accordance with the most favorable policies, practices and procedures of the Corporation and its Subsidiaries in effect with respect to other key employees of the Corporation and its Subsidiaries, including the period subsequent to a Change of Control.

          (f) FRINGE BENEFITS. During the Employment Term, Executive shall be entitled to fringe benefits, including but not limited to the use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, policies and programs of the Corporation and its Subsidiaries in effect with respect to other key employees of the Corporation and its Subsidiaries, including the period subsequent to a Change of Control.

          (g) DISABILITY. Except as hereinafter provided, the Corporation shall pay Executive for any period, up to a maximum of six months, during the Employment Term in which he is unable fully to perform his duties because of physical or mental disability or incapacity, an amount equal to the Base Salary due him for such period pursuant to
Section 5(a), less the aggregate amount of all income disability benefits which for such period he may receive by reason of (i) any group health insurance plan, or disability insurance plan paid for by the Corporation, in each case which is intended to function as a salary replacement plan,
(ii) any applicable compulsory state disability law, (iii) the Federal Social Security Act, (iv) any applicable workmen's compensation law or similar law and (v) any plan towards which the Corporation or any subsidiary or affiliate of the Corporation (including any predecessor of any thereof) has contributed or for which it has made payroll deductions, such as group accident or health policies, other than those which reimburse for actual medical expenses.

          (h) VACATION. During the Employment Term, Executive shall be entitled to paid vacation in accordance with the most favorable plans, practices, policies and programs of the Corporation and its Subsidiaries as in effect with respect to other key employees of the Corporation and its Subsidiaries, including any period after a Change of Control.

     6.   Stock Options.
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          (a)  As part of the consideration to be paid to Executive for his services hereunder, Executive shall be eligible to participate in any stock incentive plan adopted by the Corporation (the "Plan") for which an executive level employee may participate.

          (b) The Corporation hereby agrees that it shall cause to be filed with the Securities and Exchange Commission a registration statement on Form S-8 (or equivalent form as may be in effect at such time) with respect to all options theretofore granted to Executive under the Plan. The Corporation covenants that it will keep such registration statement current until Executive is no longer employed by the Corporation; provided, however, that if Executive's employment is
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terminated hereunder other than pursuant to Sections 7(a), 7(b) or 7(d), then Executive shall have until 90 days following the termination of his employment to exercise any such vested options which he owned at the time of such termination, and the Corporation shall maintain the effectiveness of such registration statement for such period. The Corporation also hereby agrees that, for so long as either the Corporation does not have an effective registration statement on Form S-8 or the Corporation has an effective registration statement on Form S-8 but Executive is restricted in his ability to resell shares acquired pursuant to the exercise of options because of the provisions of General Instruction C.2(b) to Form S-8, Executive shall have "piggyback" registration rights with respect to the options granted to Executive under the Plan and the shares underlying such options.

          (c) As an incentive to enter into this Agreement and pursuant to the terms of the Stock Purchase Agreement dated as of January 2, 1997 (the "Stock Purchase Agreement") pursuant to which the Corporation acquired the capital stock of BETA, the Corporation, immediately upon the execution and delivery of this Agreement, shall deliver to Executive a Stock Option Agreement pursuant to its Amended and Restated 1991 Stock Option Incentive Plan, granting to Executive options for 125,000 shares of the common stock of the Corporation at fair market value as of the date hereof, exercisable over a five year period.

     7.   Rights of Termination.
          ---------------------

          (a) CAUSE. During the Employment Term, the Corporation shall have the right, at any time effective upon notice to Executive, to terminate Executive's employment for "Cause" (as hereinafter defined). For purposes of this Agreement, "Cause" shall mean (i) an act or acts of personal dishonesty engaged in by Executive and intended to result in substantial personal enrichment of Executive at the expense of the Corporation, and (ii) repeated violations by Executive of Executive's obligations under Section 4 of this Agreement which are demonstrably willful and deliberate on Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Corporation.

          (b) DISABILITY; DEATH. In the event that Executive, due to physical or mental disability or incapacity, is unable to substantially perform his duties hereunder for a period of six or more successive months, the Corporation or Executive shall have the right to terminate this Agreement and Executive's employment hereunder upon 30 days' prior written notice and termination shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability effective date"). In the event that Executive is able to and recommences rendering services and performing his duties hereunder within such 30-day notice period, Executive shall be reinstated and such notice shall be without further force or effect. If Executive dies during the Term, this Agreement shall terminate immediately upon his death.

          (c) GOOD REASON. Notwithstanding anything to the contrary contained herein, after a Change of Control and continuing during the Employment Term, Executive's employment may be terminated by Executive for Good Reason and such termination shall be deemed a constructive discharge of Executive by the Corporation. For purposes of this Agreement, "Good Reason" shall mean:

               (i) the assignment to Executive of any duties inconsistent in any respect with Executive's position (including status, offices, titles and reporting requirements, authority duties or responsibilities as contemplated by Section 4 of this Agreement, or any other action by the Corporation which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by Executive;

               (ii) any failure by the Corporation to comply with any of the provisions of Sections 5 and 6 of this Agreement, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by Executive;

               (iii) the Corporation's requiring Executive to be based at any office or location other than that described in Section 4 hereof, except for travel reasonably required in the performance of Executive's responsibilities;

               (iv) any purported termination by the Corporation of Executive's employment otherwise than as expressly permitted by this Agreement; or

               (v) any failure by the company to comply with and satisfy Section 13 of this Agreement.

For purposes of this Section 7(c), any good faith determination of "Good Reason" made by Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by Executive for any reason during the 30-day period immediately following the first anniversary of a Change in Control shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

          (d)  VOLUNTARY TERMINATION.   Executive may terminate this
Agreement on six months written notice to the Corporation at any time.

          (e) NOTICE OF TERMINATION. Any termination of Executive's employment by the Corporation for Cause, or by Executive for Good Reason or by Executive for Voluntary Termination, shall be communicated by Notice of Termination to the other party hereto given in accordance with
Section 18 of this Agreement. Such Notice of Termination shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied on, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date, except for Voluntary Termination, shall not be more than 15 days after the giving of such notice). The failure by Executive to set forth in the Notice of Termination any fact or circumstances which contributes to a showing of Good Reason shall not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing his rights hereunder.

          (f) DATE OF TERMINATION. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that (i) if the Executive's employment is terminated by the Corporation other than for Cause or Disability or by reason of death, the Date of Termination shall be the date on which the Corporation notifies Executive of such termination and (ii) if Executive's employment is terminated by reason of death or Disability, or voluntary withdrawal, the Date of Termination shall be the date of death or Executive or the Disability effective date, or the last date of employment, as the case may be.

     8.   Effects of Termination.
          ----------------------

          (a) CAUSE OR VOLUNTARY TERMINATION. In the event that Executive's employment is terminated pursuant to Section 7(a) hereof for Cause or 7(d) for Voluntary Termination, Executive's employment hereunder shall terminate without further obligations to Executive, other than those obligations accrued or earned and vested (if applicable) by Executive through the Date of Termination, including for this purpose all "Accrued Obligations", defined as those obligations accrued or earned and vested (if applicable) by Executive as of the Date of Termination, including, for this purpose (i) Executive's full Base Salary accrued but unpaid as of the Date of Termination (ii) the product of the Annual Bonus paid to Executive for the last full fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365,
(iii) the product of the BETA Bonus paid to Executive for the last full fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, (iv) any compensation previously deferred by Executive (together with any accrued earning thereon) and not yet paid by the Corporation and any accrued vacation pay not yet paid by the Company and (v) all amounts payable to the estate or designated beneficiaries of Executive under any pension, savings, life insurance or other plans, practices, policies and programs of the Corporation, and/or all other amounts payable pursuant to Sections 5(c), (e), (f), (g) and
(h) hereof.  In addition:

               (i) the Corporation shall pay to Executive all Accrued Obligations such that the Accrued Obligations specified in clauses (i),
(ii), (iii) and (iv) of Section 8(a) hereof, shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination, and the other Accrued Obligations shall be paid in accordance with Executive's specific elections pursuant to, and otherwise in accordance with the terms of, any plan, practice, policy or program providing benefits forming a part of the Accrued Obligations;

               (ii) all then non-exercisable options shall immediately and automatically terminate, and

               (iii) any registration rights theretofore granted (other than the obligation of the Corporation to register the shares delivered to Executive and Connie Beck and Michael D. Beck as Custodian for Amanda Beck pursuant to the Stock Purchase Agreement dated as of January 2, 1997) which have not been invoked with respect to shares of Common Stock of the Corporation either acquired by Executive pursuant to the exercise of stock options or underlying vested options shall immediately and automatically terminate.

          (b) DEATH. In the event that Executive's employment is terminated pursuant to Section 7(b) hereof as a result of Death, Executive's employment hereunder shall cease in accordance with Section 7(b) without further obligations under this Agreement to Executive's representatives, other than those obligations accrued or earned and vested (if applicable) by Executive as of the Date of Termination, including, for this purpose all Accrued Obligations. The Corporation shall pay to Executive or his legal representatives, as the case may be, all Accrued Obligations specified in clauses (a) (i), (ii), (iii) and
(iv) in a lump sum within 30 days of the Date of Termination, and the other Accrued Obligations shall be paid in accordance with the Executive's or Executive's legal representative's specific elections pursuant to, and otherwise in accordance with the terms of, any such plan, practice, policy or program. Anything in this Agreement to the contrary notwithstanding, Executive's family shall be entitled to receive benefits at least equal to the most favorable plans, practices, policies and programs of the Corporation and its Subsidiaries in effect with respect to other key employees of the Corporation and its Subsidiaries, including any period after a Change of Control.

          (c) DISABILITY. In the event that Executive's employment is terminated pursuant to Section 7(b) hereof as a result of Disability, Executive's employment hereunder shall cease without further obligations under this Agreement to Executive, other than those obligations accrued or earned and vested (if applicable) by Executive as of the Date of Termination, including, for this purpose all Accrued Obligations. Accrued Obligations specified in clauses (a) (i), (ii), (iii) and (iv) of Section 8(a) shall be paid to Executive in a lump sum within 30 days of the Date of Termination, and the other Accrued Obligations shall be paid in accordance with the Executive's specific elections pursuant to, and otherwise in accordance with the terms of, any such plan, practice, policy or program. Anything in this Agreement to the contrary notwithstanding, Executive shall be entitled after the Disability effective date to receive benefits at least equal to the most favorable plans, practices, policies and programs of the Corporation and its Subsidiaries in effect with respect to other key employees of the Corporation and its Subsidiaries, including any period after a Change of Control.

          (d) GOOD REASON OR OTHER THAN CAUSE OR OTHER THAN DISABILITY BY THE CORPORATION OR OTHER THAN DEATH OR OTHER THAN VOLUNTARY TERMINATION. In the event that Executive's employment hereunder during the Term is terminated after a Change of Control (x) for Good Reason by Executive, or (y) for other than Cause or other than Disability by the Corporation or other than Death or other than Voluntary Termination, the Corporation shall pay to Executive in a lump sum in cash within 30 days after the Date of Termination (or in accordance with the Executive's specific elections pursuant to, and otherwise in accordance with the terms of, any such plan, practice, policy or program providing benefits forming a part of the Accrued Obligations specified in clause (iv) of
Section 8(a) hereof), the aggregate of the following amounts and shall provide the following benefits:

               (i) the Accrued Obligations in clauses (i), (ii), (iii) and (iv) of Section 8(a)

               (ii) a lump sum severance payment in an amount equal to 450% of the sum of (x) Executive's Base Salary (on an annualized basis) for the year which includes the Date of Termination and (y) the highest Annual Bonus earned (whether or not deferred) by Executive during the three years immediately preceding the year which includes the date of Termination; and (z) the highest BETA Bonus earned (whether or not deferred) by Executive during the same three year period; and

               (iii)   following Executive's termination or
employment, the Corporation shall continue to cover Executive and his family under, or provide Executive and his family with insurance coverage no less favorable than, the Corporation's life, disability, health, dental or other employee welfare benefit plans or programs (as in effect on the Date of Termination) for a period equal to the lesser of (x) three years following the Date of Termination or (y) until Executive is provided by another employer with benefits substantially comparable to the benefits provided by such plans or programs.

     9.   Repurchase Option.  (a) The Corporation and Executive desire
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to provide a mechanism pursuant to which Executive shall have a right to reaquire the capital stock of BETA on certain terms and conditions. The repurchase rights ("Repurchase Option") shall be dependent upon the termination provisions set forth herein. Except as provided herein and in the Stock Purchase Agreement, the Repurchase Option shall be exercisable for a period of six (6) years from the date of this Agreement, although Executive may not exercise such option before expiration of the third anniversary of this Agreement unless he is terminated by the Corporation either for Cause or Disability or he leaves for Good Reason. In these such instances he may repurchase the Shares prior to the expiration of the third anniversary of this Agreement.

          (b)  The repurchase price shall be as follows:

               (i) If terminated for Cause, Disability, or Good Reason, at any time, or Voluntary Termination after the third anniversary of the date of this Agreement, Executive may repurchase the Shares for the market value of the Corporation as at the date of his termination at the formula as set forth in Paragraph 9 (b)(i) of the Stock Purchase Agreement.

               (ii) If terminated for Death or if Voluntary Termination occurs on or before the third anniversary of the Employment Agreement, no Repurchase Option shall be available to Executive.

               (iii) If terminated pursuant to Paragraph 1 hereof prior to the expiration of the sixth anniversary of this Agreement, Executive may repurchase the Shares for the repurchase price as set forth in Paragraph 9 (b)(iii) of the Stock Purchase Agreement.

          (c) Executive shall exercise his Repurchase Option by giving notice pursuant to the terms of Paragraph 9 (c) of the Stock Purchase Agreement.

     10.  Confidentiality.
          ---------------

          (a) Executive understands and acknowledges that as a result of Executive's employment with the Corporation, and involvement with the business of the Corporation, he is or shall necessarily become informed of, and have access to, confidential information of the Corporation including, without limitation, inventions, patents, patent applications, trade secrets, technical information, know-how, plans, specifications, marketing plans and information, pricing information, identity of customers and prospective customers and identity of suppliers, and that such information, even though it may have been or may be developed or otherwise acquired by Executive, is the exclusive property of the Corporation to be held by Executive in trust and solely for the Corporation's benefit. Executive shall not at any time, either during or subsequent to his employment hereunder, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, or use, any of the Corporation's confidential information, without the written consent of the Board, except for use on behalf of the Corporation in connection with the Corporation's business, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Executive.

          (b) Upon the termination of his employment with the Corporation for any reason, Executive shall promptly deliver to the Corporation all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials, including, without limitation, those of a secret or confidential nature, relating to the Corporation's business which are in Executive's possession or control. The Corporation shall reimburse Executive for any packing or moving costs reasonably incurred by Executive in connection with the foregoing delivery.

          (c) For purposes of this Section 10 and Section 11, the term "Corporation" includes the Corporation and any other predecessor corporation, and affiliates (including, without limitation, distributors, licensees, franchisees, subsidiaries and joint ventures).

          (d) In the event Executive exercises his Repurchase Option, the Corporation agrees that it and its officers, directors and employees shall not at any time from the date of closing of the repurchase, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, or use, any of BETA's confidential information, without the written consent of BETA, except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than the Corporation. The Corporation further agrees that at the closing of the repurchase, it shall promptly deliver to BETA all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials, including, without limitation, those of a secret or confidential nature, relating to BETA's business which are in the Corporation's possession or control. BETA shall reimburse the Corporation for any packing or moving costs reasonably incurred by the Corporation in connection with the foregoing delivery.

     11.  Non-Competition.  (a) Executive agrees that, for a period
          ---------------
commencing on the date hereof and ending two years after the termination of his employment with the Corporation for any reason, he shall not, except as provided in (b) below, anywhere in the United States (or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Executive) directly or indirectly:

          (i) solicit or attempt to solicit business of any customers of the Corporation or BETA (including prospective customers solicited by the Corporation or BETA during the term of his employment) for products or services the same or similar to those offered, sold, produced or under development by the Corporation or BETA during the term of his employment therewith or dealt in by Executive during his employment with the Corporation;

          (ii) solicit or attempt to solicit for any business endeavor any employee of the Corporation or BETA;

          (iii) interfere with any business relationship between the Corporation or BETA and any other person or entity;

          (v) use the name of the Corporation or BETA or a name similar thereto; or

          (vi) render any services as an officer, director, employee, partner, consultant or otherwise to, or have any interest as a stockholder, partner, lender or otherwise in, any person which is engaged in activities which, if performed by Executive would violate this Section 10;

provided, however, that notwithstanding the foregoing, Executive shall
--------  -------
not have any obligation under this Section 11 (although Executive's obligations under Section 10 shall continue unimpaired) if either (A) Executive's employment hereunder is terminated by the Corporation other than pursuant to Section 7(a), 7(b) or 7(d), or (B) after a Change of Control, (x) the Corporation does not renew Executive's employment upon expiration of the Employment Term other than for reasons specified in
Section 7(a), 7(b) or 7(d), or (y) the Corporation does not offer a renewal of Executive's employment on terms at least as favorable as those prevailing during the last year of the Employment Term. The foregoing shall not prevent Executive from purchasing or owning up to five percent of the voting securities of any corporation, the securities of which are publicly-traded.

          (b) Notwithstanding anything to the contrary contained in this Agreement, in the event that upon termination of employment for any reason, Executive acquires BETA from the Corporation, the provisions of
Section 11 (a) of this Section 11 shall be deemed to be in effect, except that the language shall be deemed modified to delete "BETA" from each and every provision thereof.

          (c) In the event Executive exercises his Repurchase Option, the Corporation agrees that it and its officers, directors and employees shall not at any time from the date of closing of the repurchase, except as provided in (b) below, anywhere in the United States (or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of the Corporation) directly or indirectly:

          (i) solicit or attempt to solicit business of any customers of BETA (including prospective customers solicited by BETA during the term of Executive's employment) for products or services the same or similar to those offered, sold, produced or under development by BETA during the term of Executive's employment with the Corporation or dealt in by BETA during his employment with the Corporation;

          (ii) solicit or attempt to solicit for any business endeavor any employee of BETA;

          (iii) interfere with any business relationship between BETA and any other person or entity;

          (iv)    use the name of BETA or a name similar thereto;

provided, however, that notwithstanding the foregoing, the Corporation
--------  -------
shall not have any obligation under Section 11 (c) (although the Corporation's obligations under Section 10 (d) shall continue unimpaired) if Executive does not exercise his Repurchase Option. The foregoing shall not prevent the Corporation from purchasing or owning up to five percent of the voting securities of any corporation, the securities of which are publicly-traded.

     12.  Remedies and Survival.  Because the Corporation does not have
          ---------------------
an adequate remedy at law to protect its interest in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, or its business from Executive's competition, the Corporation shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Sections 10 or 11, be available to the Corporation. The provisions of Sections 10 and 11 and this Section 12 shall survive any termination of Executive's employment with the Corporation for any reason whatsoever. In no event shall an asserted violation of the provisions of Sections 10 or 11 of this Agreement constitute a basis for deferring or withholding any amounts otherwise payable to Executive under this Agreement.

     13.  Full Settlement; Legal Expenses.  The Corporation's obligation
          -------------------------------
to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against Executive or others except as set forth in the Stock Purchase Agreement. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement. The Corporation agrees to pay, upon written demand therefore by Executive, all legal fees and expenses which Executive may reasonably incur as a result of any dispute or contest (regardless of the outcome thereof) by or with the Corporation or others regarding the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by the Executive about the amount of any payment pursuant to Section 14, plus interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code. Executive shall be entitled to seek both legal and equitable relief and remedies, including, without limitation, specific performance of the Corporation's obligations hereunder, in his sole discretion. If the parties hereto so agree in writing, any disputes under this Agreement may be settled by arbitration.

     14.  Certain Additional Payments by the Corporation.
          ----------------------------------------------

          (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution made, or benefit provided, (including, without limitation, the acceleration of any payment, distribution or benefit), by the Corporation to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 14) ("Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any similar excise tax) or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively, the "Excise Tax"), then Executive shall be entitled to receive an additional payment ("Gross-Up Payment') in an amount such that after payment by the employee of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes, Executive retains from the Gross-Up Payment an amount equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of Section 14(c), all determinations required to be made under this Section 14, including determination of whether a Gross-Up Payment is required and of the amount of any such Gross-Up Payment, shall be made by the accountants regularly servicing the Corporation at the time of any Change of Control, or if no change of Control has occurred, at the time of the termination of this Agreement (the "Accounting Firm"). Detailed supporting calculations shall be provided by the Accounting Firm both to the Corporation and Executive within 15 business days of the date of termination, if applicable, or such earlier time as is required by the Corporation, provided that any determination that an Excise Tax is payable by Executive shall be made on the basis of substantial authority. The initial Gross-Up Payment if any, as determined pursuant to this Section 14(b), shall be paid to Executive within five business days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excess Tax is payable by Executive, it shall furnish Executive with a written opinion that he has substantial authority not to report any Excise Tax on his Federal income tax return. Any determination by the Accounting Firm meeting the requirements of this
Section 14(b) shall be binding upon the Corporation and Executive; subject only to payments pursuant to the following sentence based on a determination that additional Gross-Up Payments should have been made, consistent with the calculations required to be made hereunder (the amount of such additional payments are referred to herein as the "Gross-Up Underpayment'). In the event that the Corporation exhausts its remedies pursuant to Section 14(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine at the amount of the Gross-Up Underpayment that has occurred and any such Gross-Up Underpayment shall be promptly paid by the Corporation to or for the benefit of Executive. The fees and disbursements of the Accounting Firm shall by paid by the Corporation.

          (c) Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service, that, if successful, would require payment by the Corporation of a Gross-Up Payment. Such notification shall be given a soon as practicable, but not later than ten business days after Executive received written notice of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it has given such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies Executive in writing prior to the expiration of such period that it desires to contest such claim and that it will bear the costs and provide the indemnification as required by this sentence, Executive shall:

               (i) give the Corporation any information reasonably requested by Corporation relating to such claim,

               (ii) take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

               (iii) cooperate with the Corporation in good faith in order effectively to contest such claim, and

               (iv) permit the Corporation to participate in any proceedings relating to such claim;

provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties incurred in connection with such contest and shall indemnify and hold harmless Executive, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 14(c), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided that if the Corporation directs Executive to pay such claim and sue for a refund, Corporation shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax, or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to the payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by Executive of an amount advanced by the Corporation pursuant to Section 14(c), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Corporation's complying with the requirements of Section 14(c)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Corporation pursuant to Section 14(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then any obligation of Executive to repay such advance shall be forgiven and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     15.  Non-exclusivity of Rights.  Nothing in this Agreement shall
          -------------------------
prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plans, practices, policies or programs provided by the Corporation or any of its Subsidiaries and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any stock option or other agreements with the Corporation or any of its Subsidiaries. Amounts which are vested benefits or which Executive is otherwise entitled to receive at or subsequent to the Date of Termination shall be payable in accordance with the plan, practice, policy or program of the Corporation under which Executive has such entitlement.

     16.  Entire Agreement.  This Agreement sets forth the entire
          ----------------
understanding of the parties hereto with respect to its subject matter, merges and supersedes any prior or contemporaneous agreements or understandings with respect to its subject matter, and shall not be modified or terminated except by another agreement in writing executed by the Corporation and Executive. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

     17.  Severability.  If any provision of this Agreement is held to
          ------------
be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgement and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

     18.  Successors and Assigns.  This Agreement is personal to
          ----------------------
Executive and without the prior written consent of the Corporation shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives or Successors in Interest. This Agreement shall insure to the benefit of and be binding upon the Corporation and its successors and assigns. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in the Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid with assumes and agrees to perform this Agreement by operation of law or otherwise.

     19.  Communications and Notices.  All notices and other
          --------------------------
communications under this Agreement shall be in writing and shall be deemed to have been duly given three (3) business days after they are mailed in any United States post office enclosed in a registered or certified postage-paid envelope and addressed as set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other parties, or delivered by Federal Express or a similar overnight courier to such address; provided, however, that any notice of change of address shall be effective only upon receipt.

     20.  Construction; Counterparts.  The headings contained in this
          --------------------------
Agreement are for convenience only and shall in no way restrict or otherwise affect the construction of the provisions hereof. References in this Agreement to Sections are to the sections of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     21.  Validity.  The invalidity or unenforceability of any provision
          --------
of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision. This Agreement contains the entire understanding of the Corporation and Executive with respect to the subject matter hereof but does not supersede or override the provisions of any stock option, employee benefit or other plan, program, policy or practice in which Executive is a participant or under which Executive is a beneficiary.

     22.  Governing Law.  This Agreement shall be governed by and
          -------------
construed under the laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the date first above written.


                              TOUCHSTONE APPLIED SCIENCE
                                ASSOCIATES, INC.



                              By:    /s/  ANDREW L. SIMON
                                 --------------------------------
                                 Name:  Andrew L. Simon
                                 Title: President

                              Executive:


                                       /s/  MICHAEL D. BECK
                                 --------------------------------
                                   Michael D. Beck